Exhibit 4.23

Third Supplemental Agreement

This Third Supplemental Agreement (this “Agreement”) is entered into as of May 24, 2023 by and among the following parties in Beijing:

Party A:

Beijing Dexin Dongfang Network Technology Co., Ltd., a wholly foreign-owned enterprise legally established and validly existing in the People’s Republic of China (the “PRC”), with the unified social credit code of 91110108MA01AWYY4A and the registered address at No.304, 10th Floor, Block B, Building 3, Haidian Street, Haidian District, Beijing;

Zhuhai Chongsheng Heli Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91440400MA53HUAU2Y and the registered address at Room 1301, Building 12, No. 688 Haojiang Road, Hengqin New District, Zhuhai;

Xi’an Ruiying Huishi Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91610131MA71324WX6 and the registered address at Unit 1901-1909, 19th Floor, Block B, Greenland Center (Xi’an Tian’an Life Center), No. 11, Jinye Road, Zhangba Jieban, Hi-Tech District, Xi’an City, Shanxi Province;

Hainan Haiyue Dongfang Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91460000MA5TPNGK7H and the registered address at No. D-021, 2nd Floor, Block E, Fuxing City, No. 32, Binhai Street, Longhua District, Haikou City, Hainan Province;

Wuhan Dongfang Youbo Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91420100MA49KEAK79 and the registered address at Room 210-218, 2nd Floor, Building 6, Wugang Hi-Tech Industrial Park, No. 5 Maodianshan Middle Road, Wuhan Donghu New Technology Development District, Wuhan;

Party B:

Beijing New Oriental Xuncheng Network Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 9111010877256341X4 and the registered address at No.801-01, 8th Floor, No. 2 Haidian East Third Street, Haidian District, Beijing;

Party B’s

Subsidiaries: the entities listed in Schedule I and the entities to be updated from time to time in accordance with this Agreement that are invested and controlled by Party B (including controlled by means of contractual arrangement);

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Party C:

New Oriental Education & Technology Group Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91110108726367151N and the registered address at 9th Floor, No. 6 Haidian Middle Street, Haidian District, Beijing;

Linzhi Tencent Technology Co., Ltd., a limited liability company legally established and validly existing in the PRC, with the unified social credit code of 91540400MA6T10MD6L and the registered address at Room 8103, Xingcheng Hotel, No.58 Guangdong Road, Bayi Town, Bayi District, Linzhi City, Tibet;

Tianjin Xuncheng Yiyue Technology Partnership (Limited Partnership), a limited partnership legally established and validly existing in the PRC, with the unified social credit code of 91120222MA05P74885 and the registered address at Room 1105, Comprehensive Office Building, Beijing-Tianjin E-Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Luyue Technology Partnership (Limited Partnership), a limited partnership legally established and validly existing in the PRC, with the unified social credit code of 91120222MA06H05071 and the registered address at Room 1106, Comprehensive Office Building, Beijing-Tianjin E-Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Bayue Technology Partnership (Limited Partnership), a limited partnership legally established and validly existing in the PRC, with the unified social credit code of 91120222MA05P38239 and the registered address at Room 1108, Comprehensive Office Building, Beijing-Tianjin E-Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Jiuyue Technology Partnership (Limited Partnership), a limited partnership legally established and validly existing in the PRC, with the unified social credit code of 91120222MA05P29199 and the registered address at Room 1109, Comprehensive Office Building, Beijing-Tianjin E-Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Shiyue Technology Partnership (Limited Partnership), a limited partnership legally established and validly existing in the PRC, with the unified social credit code of 91120222MA05N0621A and the registered address at Room 1110, Comprehensive Office Building, Beijing-Tianjin E-Commerce Industrial Park, Wuqing District, Tianjin;

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Tianjin Xuncheng Shieryue Technology Partnership (Limited Partnership), a limited partnership legally established and validly existing in the PRC, with the unified social credit code of 91120222MA06H0486G and the registered address at Room 1107, Comprehensive Office Building, Beijing-Tianjin E-Commerce Industrial Park, Wuqing District, Tianjin;

Tianjin Xuncheng Shisanyue Technology Partnership (Limited Partnership), a limited partnership legally established and validly existing in the PRC, with the unified social credit code of 91120222MA06G95810 and the registered address at Room 1111, Comprehensive Office Building, Beijing-Tianjin E-Commerce Industrial Park, Wuqing District, Tianjin;

(The entities listed in Party C are all the shareholders of Party B prior to the Exit Date (as defined below), whose respective capital contribution and shareholding ratio in the registered capital of Party B are set out in Schedule II. The entities listed in Party C, other than New Oriental Education & Technology Group Co., Ltd. (the “New Oriental Group”), are referred to herein collectively as the “Exiting Shareholders”)

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS,

Party A, Party B, Party B’s Subsidiaries and Party C jointly or separately entered into (i) the Exclusive Option Agreement, Exclusive Management Consultancy and Cooperation Agreement, Equity Pledge Agreement, Powers of Attorney and Letters of Undertaking on May 10, 2018; (ii) the Acceptance Letter and Supplemental Agreement on October 10, 2019; (iii) the Second Supplemental Agreement on February 1, 2021; (iv) the Acceptance Letter on January 12, 2022; and (v) the Acceptance Letter on January 4, 2023 (collectively, the “Original Agreements”). After negotiation, the Parties agree as follows:

1.

The Parties agree that from the date which the Exiting Shareholders cease to be the shareholders of Party B (the “Exit Date”), the Exiting Shareholders shall cease to have any rights or obligations under the Original Agreements. From the Exit Date, New Oriental Group shall act as the sole shareholder of Party B, and each of Party A, Party B, Party B’s Subsidiaries and New Oriental Group shall continue to perform the Original Agreements, and enjoy the rights and assume the obligations under the Original Agreements. Each Party shall provide necessary cooperation in connection with the registration, filing and other procedures required for the withdrawal of the Exiting Shareholders from Party B, including but not limited to the execution of required legal documents.

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2.	This Agreement shall take effect and become binding on the Parties upon due execution of this Agreement by all the Parties.

3.

This Agreement shall be a part of the Original Agreements and has the same effect as the Original Agreements. If and to the extent there are any inconsistencies between the Original Agreements and this Agreement with respect to the matters set forth herein, the terms of this Agreement shall control.

4.

Any matters not covered in this Agreement shall be carried out in accordance with the Original Agreements, and those not covered in the Original Agreements shall be resolved through negotiations among the Parties.

5.	This Agreement shall be executed in twenty (20) originals by the Parties, with each Party holding one original. All originals shall have the same legal effect.

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SCHEDULE I PARTY B’S SUBSIDIARIES

No.	Name
1.	Beijing Kuxue Huisi Network Technology Co., Ltd.

2.	Dongfang Optimization (Beijing) Technology Co., Ltd.

3.	Beijing Xinyuanfang Human Resource Service Co., Ltd.

4.	Nanjing Kuxue Yanxuan Technology Co., Ltd.

5.	Oriental Selection (Beijing) Technology Co., Ltd.

SCHEDULE II

All shareholders of Party B and their respective capital contribution and shareholding ratio in the registered capital of Party B prior to Exit Date

Entity Name	Subscribed Registered Capital (RMB)	Shareholding Ratio
New Oriental Education & Technology Group Co., Ltd.	122,351,229	77.4877%
Tianjin Xuncheng Yiyue Technology Partnership (Limited Partnership)	1,137,840	0.7206%
Tianjin Xuncheng Bayue Technology Partnership (Limited Partnership)	1,399,874	0.8866%
Tianjin Xuncheng Shieryue Technology Partnership (Limited Partnership)	1,474,789	0.9340%
Tianjin Xuncheng Luyue Technology Partnership (Limited Partnership)	3,006,997	1.9044%
Tianjin Xuncheng Shiyue Technology Partnership (Limited Partnership)	2,875,275	1.8210%
Tianjin Xuncheng Shisanyue Technology Partnership (Limited Partnership)	6,976,123	4.4181%
Tianjin Xuncheng Jiuyue Technology Partnership (Limited Partnership)	2,894,873	1.8334%
Linzhi Tencent Technology Co., Ltd.	15,780,584	9.9942%
In total	157,897,584	100.0000%

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY A:

Beijing Dexin Dongfang Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Beijing Dexin Dongfang Network Technology Co., Ltd.

Zhuhai Chongsheng Heli Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Zhuhai Chongsheng Heli Network Technology Co., Ltd.

Xi’an Ruiying Huishi Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Xi’an Ruiying Huishi Network Technology Co., Ltd.

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY A:

Hainan Haiyue Dongfang Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Hainan Haiyue Dongfang Network Technology Co., Ltd.

Wuhan Dongfang Youbo Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Wuhan Dongfang Youbo Network Technology Co., Ltd.

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY B:

Beijing New Oriental Xuncheng Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Beijing New Oriental Xuncheng Network Technology Co., Ltd.

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY C:

New Oriental Education & Technology Group Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of New Oriental Education & Technology Group Co., Ltd.

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY C:

Linzhi Tencent Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Linzhi Tencent Technology Co., Ltd.

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY C:

Tianjin Xuncheng Yiyue Technology Partnership (Limited Partnership) (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Tianjin Xuncheng Yiyue Technology Partnership (Limited Partnership)

Tianjin Xuncheng Luyue Technology Partnership (Limited Partnership) (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Tianjin Xuncheng Luyue Technology Partnership (Limited Partnership)

Tianjin Xuncheng Bayue Technology Partnership (Limited Partnership) (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Tianjin Xuncheng Bayue Technology Partnership (Limited Partnership)

Tianjin Xuncheng Jiuyue Technology Partnership (Limited Partnership) (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Tianjin Xuncheng Jiuyue Technology Partnership (Limited Partnership)

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY C:

Tianjin Xuncheng Shiyue Technology Partnership (Limited Partnership) (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Tianjin Xuncheng Shiyue Technology Partnership (Limited Partnership)

Tianjin Xuncheng Shieryue Technology Partnership (Limited Partnership) (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Tianjin Xuncheng Shieryue Technology Partnership (Limited Partnership)

Tianjin Xuncheng Shisanyue Technology Partnership (Limited Partnership) (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Tianjin Xuncheng Shisanyue Technology Partnership (Limited Partnership)

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY B’S SUBSIDIARIES:

Beijing Xinyuanfang Human Resource Service Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Beijing Xinyuanfang Human Resource Service Co., Ltd.

Nanjing Kuxue Yanxuan Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Nanjing Kuxue Yanxuan Technology Co., Ltd.

Oriental Selection (Beijing) Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Oriental Selection (Beijing) Technology Co., Ltd.

SIGNATURE PAGE TO THE THIRD SUPPLEMENTAL AGREEMENT

PARTY B’S SUBSIDIARIES:

Beijing Kuxue Huisi Network Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Beijing Kuxue Huisi Network Technology Co., Ltd.

Dongfang Optimization (Beijing) Technology Co., Ltd. (seal)

Legal representative or authorized representative (Signature): /s/ Legal representative or authorized representative

/s/ Seal of Dongfang Optimization (Beijing) Technology Co., Ltd.